EXHIBIT 21

                                SITEL CORPORATION
                                  SUBSIDIARIES
                                  ------------

U.S. Subsidiaries
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National Action Financial Services, Inc.               Georgia
Financial Insurance Services, Inc.                     Nebraska
Seek The Geek, Inc.                                    Nebraska
SITEL Insurance Marketing Services, Inc.               Nebraska
SITEL Insurance Services, Inc.                         Nebraska
SITEL International, Inc.                              Nebraska
SITEL Mexico Holdings LLC                              Nebraska

Non-U.S. Subsidiaries
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SITEL Australia Holdings Pty Ltd.                      Australia
SITEL Australia Pty Ltd.                               New South Wales
                                                         (Australia)
SITEL Belgium NV                                       Belgium
SITEL do Brasil Ltda.                                  Brazil
SITEL (BVI) International, Inc.                        British Virgin Islands
SITEL Insurance Services Canada Inc.                   Canada
SITEL Teleservices Canada Inc.                         Canada
3101223 Canada Inc.                                    Canada
SITEL de Colombia, S.A.                                Colombia
SITEL France Holdings SAS                              France
SITEL Corporation France SA                            France
SITEL France SA                                        France
SITEL France Consumer Services SA                      France
SITEL GmbH                                             Germany
SITEL Hong Kong Limited                                Hong Kong
SITEL TMS Limited                                      Ireland
Telephone Marketing Services (International) Limited   Ireland
SITEL Japan KK                                         Japan
Grupo SITEL de Mexico, S.A. de C.V.                    Mexico
Systems Integrated Telemarketing Netherlands B.V.      Netherlands
SITEL New Zealand Limited                              New Zealand
SITEL Telebusiness New Zealand Limited                 New Zealand
Action Servicos de Publicidade S.A.                    Portugal
SITEL Asia Pacific Holdings Pte Limited                Singapore
SITEL Asia Pacific Investments Pte Limited             Singapore
SITEL Singapore Pte Ltd.                               Singapore
SITEL Iberica Teleservices, S.A.                       Spain
Teleaction Hispanica S.A.                              Spain
Telepromotion S.A.                                     Spain
SITEL Nordic AB                                        Sweden
B's Telemarketing Limited                              United Kingdom
Leiderman and Roncoroni Limited                        United Kingdom
SITEL Consulting Limited                               United Kingdom
SITEL Europe plc                                       United Kingdom
SITEL Stratford Limited                                United Kingdom
SITEL Stratford [Services] Limited                     United Kingdom
SITEL Kingston Limited                                 United Kingdom
SITEL Kingston [Services] Limited                      United Kingdom
SITEL Moor Park Limited                                United Kingdom
SITEL Moor Park [Services] Limited                     United Kingdom
SITEL UK Limited                                       United Kingdom
The Training Works Limited                             United Kingdom